Continental Information Systems Corporation
                                One Northern Concourse
                                     Post Office Box 4785
                                     Syracuse, New York 13221-4785

                                     (315) 455-1900
                                     FAX: 315-455-4713
                                     Internet: info@cis.infopix.com


                                  June 9, 1997

Mr. Jonah M. Meer
1488 East 27th Street
Brooklyn, NY 11210

Dear Mr. Meer:

                  This letter sets forth the agreement (this "Agreement") between Continental Information Systems Corporation (the "Company") and Jonah M. Meer ("Meer") with respect to the terms and conditions upon which Meer will serve as Chief Financial Officer and Chief Operating Officer of the Company, effective June 30, 1997 (the "Commencement Date").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Meer mutually agree as follows:

1. Employment.

                  The Company hereby employs Meer, and Meer hereby agrees upon the terms and conditions set forth herein to serve as Chief Financial Officer and Chief Operating Officer of the Company, and in such capacity Meer shall have the duties assigned to him by the Board of Directors and the Chief Executive Officer of the Company. Meer shall report to the Chief Executive Officer of the Company. For so long as the Company employs Meer, he shall, except as the Company may otherwise agree from time to time in writing pursuant to authority granted by a resolution of the board of directors of the Company (the "Board"), devote his full time and attention to the performance of his duties hereunder, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Chief Executive Officer and the Board, and shall use his best efforts to promote and serve the interests of the Company.

2. Term.

                  Meer's term of employment under this Agreement shall begin on the Commencement Date and end on June 30, 1999 (the "Term"), unless earlier terminated in accordance with Exhibit A.

3. Compensation; Benefits; Stock Options.

                  (a) Effective the Commencement Date, for each fiscal year during the Term, Meer shall be entitled to receive an annual base salary of $200,000 payable in accordance with the Company's normal payroll procedure or such greater amount approved by the Board. Meer shall also be eligible to receive bonuses to be negotiated in good faith by Meer and the Company subsequent to the Commencement Date.

                  (b) Effective the Commencement Date, Meer shall, during the Term, be covered by all applicable pension and profit sharing programs and insurance benefits in effect for all salaried employees of the Company, together with any future improvements in such programs and benefits. In addition, Meer shall be entitled, during the Term (and thereafter to the extent provided herein or in any such plan or program), to receive such other and further benefits, including without limitation benefits under all life insurance, medical, dental, health and accident, and disability plans or programs, as shall be generally made applicable to senior executive personnel of the Company, and such additional benefits as may be granted to Meer from time to time by the Board. Notwithstanding the foregoing, Meer shall have the right to waive the benefits provided under this section 3(b) and to continue to be covered by his previous employer's benefits for no more than six (6) months after the Commencement Date. The Company shall reimburse Meer for costs he incurs to continue to be covered by his previous employer's benefits in an amount not to exceed the costs the Company would have incurred if Meer had been covered by the Company's benefits.

                  (c) Meer shall be permitted such vacations and other time off, including paid holidays, as are consistent with the Company's general rules and practices regarding vacations for senior executive personnel.

                  (d) Effective the Commencement Date, Meer shall receive options to purchase 75,000 shares of the Company's Common Stock. The options shall be exercisable on or after the Commencement Date for up to 25,000 shares of the Company's Common Stock. The options shall be exercisable as to an additional 25,000 shares on the first anniversary of the Commencement Date. The options shall be exercisable as to the remaining 25,000 shares on the second anniversary of the Commencement Date. The term of the options shall be three (3) years from the date that the options become exercisable. The exercise price of the options shall be the closing price of the Company's Common Stock on the Commencement Date. All other terms and conditions shall be set forth in, and the options shall be issued pursuant to, the Company's standard stock option agreement, as executed by Meer.

4.  Severance; Non-competition.

                  (a) Subject to Section 4(b), upon the occurrence of a Severance Event (as defined in Exhibit A), Meer shall be entitled to receive, until the earlier of three months from the date of the Severance Event or the commencement by Meer of full time employment by another employer, the following:
(1) a monthly severance payment equal to one-twelfth of Meer's annual base salary as in effect on the date of the Severance Event, and (2) Continued Benefits (as defined in Exhibit A).

                  (b) If within one year after the Commencement Date, there occurs a Change of Control Event (as defined in Exhibit A), and then a Severance Event, then Meer shall be entitled to receive from the date of the Severance Event until the earlier of the date that is one year after the date of the Change of Control Event or the commencement by Meer of full time employment by another employer, the following: (1) a monthly severance payment equal to one-twelfth of Meer's annual base salary as in effect on the date of the Severance Event but in no event less than three (3) months of severance, and (2) Continued Benefits.

                  (c) If Meer dies or becomes disabled after a Severance Event, he or his estate shall continue to receive the remaining benefits to which he is entitled, subject to the terms of any plan included in the Continued Benefits.

                  (d) Meer agrees that, during the Restriction Period, he will not engage, directly or indirectly, whether as principal or as director, officer, employee, agent, consultant, beneficial owner of an excess of three percent (3%) of any outstanding class of publicly-traded equity securities, or otherwise, alone or in association with any other person, corporation, or other entity, in any Competing Business. "Competing Business" means any person, corporation, or other entity that is engaged, in direct competition with the Company, in the sale of any products or services that are the same as or similar to the products and services sold by the Company. "Restriction Period" means the period beginning on the Commencement Date and ending on the earlier of (i) June 30, 1999, or (ii) if Meer's employment is terminated as a result of a Severance Event, the date of such Severance Event. Meer further agrees that, during the Restriction Period, he will not, directly or indirectly, in competition with the Company, solicit the trade of, or trade with, any customer of the Company, and will not, without the consent of the Company, directly or indirectly solicit or induce, or attempt to solicit or induce, any employee of the Company to leave his or her employ for any reason whatsoever nor hire any such employee away from the Company. Without limiting the remedies available to the Company, Meer acknowledges that any breach of these covenants may result in material irreparable injury to the Company and its affiliates for which there is no adequate remedy, at law, and that it will not be possible to measure damages for such injuries precisely. Meer agrees that, in the event of such a breach or threat thereof, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Meer from engaging in activities prohibited by any of those covenants or such other relief as may be required to specifically enforce any of those covenants.

5.  General Provisions.

                  (a) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and Meer's heirs and the personal representatives of Meer's estate.

                  (b)  Arbitration.  Any  disputes,   controversies,  or  claims
arising out of or related to this Agreement ("Disputes") shall be resolved by binding arbitration in accordance with the provisions of Exhibit B.

                  (c) Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto; provided, however, that any such modification, amendment or waiver on the part of the Company shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

                  (d) Tax Withholding. Payments to Meer of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and social security contributions.

                  (e) Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  (f) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Meer, the notice shall be delivered or mailed to Meer at the address first set forth above, or if addressed to the Company, the notice shall be delivered or mailed to Continental Information Systems Corporation, One Northern Concourse, North Syracuse, New York 13212, Attention: Chief Executive Officer, or such other address as the Company or Meer may designate by written notice at any time or from time to time to the other party. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

                  (g) Effect on Previous Agreements. This Agreement supersedes all prior oral or written employment agreements between Meer and the Company, and all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter hereof; all such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

                  (h) Counterparts. Either of the parties hereto may execute this Agreement in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  (i) Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  This Agreement shall constitute a binding agreement between Meer and the Company upon execution by each of Meer and the Company; provided, that if the Company does not execute this Agreement after thirty (30) days of the execution by Meer, this Agreement shall be null and void.


                                    CONTINENTAL INFORMATION SYSTEMS CORPORATION


                                    By:   /s/ James P. Hassett
                                          --------------------
                                  Name:   JAMES P. HASSETT, Chairman
                                             Authorized Signatory

                                  Date:   6/9/97




                                    By:   /s/ JONAH M. MEER
                                          -----------------
                                  Name:   JONAH M. MEER

                                  Date:   6/9/97

                                    EXHIBIT A

                                   Definitions

         1. Severance Event: During the Term, termination by the Company of Meer's employment other than for Cause, or resignation by Meer from the Company for Good Reason.

         2. Cause: Termination by the Company of Meer's employment upon (a) Meer's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) Meer's willfully engaging in misconduct that is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Meer's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Meer's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Meer a copy of a Notice of Termination from the Board, after reasonable notice to Meer and an opportunity for him and his counsel to be heard before the Board, finding that in the good faith opinion of the Board he has engaged in conduct warranting termination for Cause under clauses (a) and (b) above.

         3. Good Reason: Meer's resignation of his employment with the Company within 120 days following the occurrence of any of the following events:

         (a)      Reduction of Meer's annual base salary below $200,000;

         (b) Without Meer's written consent and measured against his status as of the Commencement Date, a reduction in his reporting responsibilities, titles, or offices, or any removal of him from or any failure to re-elect him to any such positions, except in connection with the termination of his employment for Cause, disability, or retirement or as a result of his death, or by him other than for Good Reason, provided, that in the event there occurs a Change of Control Event consisting of a decision to liquidate substantially all the assets of the Company, it shall not constitute Good Reason if Meer is requested by the Board of Directors to remain employed by the Company to assist in the liquidation for a period of up to six
                  (6) months at the annual salary of $200,000 (or such greater amount in effect) plus benefits; or

         (c) The Company does not allow Meer to participate in any employee benefit plan on the same terms and conditions made available to other senior executive personnel; provided, that the foregoing shall not restrict the Board's discretion to award bonuses, stock options or other incentive compensation in such amounts as it determines.

In the event that Meer does not resign within 120 days of the occurrence of any of the foregoing events, his rights with respect to such Good Reason shall be deemed waived by Meer.

         4. Notice of Termination: A written notice which shall indicate the specific termination provision in this Agreement that is relied upon by the party terminating Meer's employment and which shall summarize the basis for termination of Meer's employment. Any purported termination by the Company for Cause, or Meer's resignation for Good Reason shall be communicated by Notice of Termination to the other party hereto.

         5. Date of Termination: (a) if Meer's employment is terminated for Cause, the date specified by the Company in the Notice of Termination, and (b) if Meer's employment is terminated by Meer for Good Reason, the date on which the Notice of Termination is given.

         6. Continued Benefits: The following benefits, which shall be maintained in full force and effect by the Company for the benefit of Meer and his surviving dependents for the applicable period: all life insurance, medical, dental, health and accident, and disability plans or programs in which Meer was entitled to participate immediately prior to the Severance Event; provided, that Meer's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Meer's participation in any such plan or program is barred, the Company shall make reasonable efforts to obtain insurance for Meer that would provide him with benefits substantially similar to those which Meer is entitled to receive under such plans and programs, but the Company shall not provide those benefits directly if they cannot be obtained through insurance and shall not be obligated to pay premiums in excess of two (2) times the group rate previously paid on his behalf. Meer agrees that any such coverage will reduce the applicable period for which coverage might have to be offered under applicable federal or state laws. Nothing in this provision shall provide eligibility for bonuses, vacation, or pension or profit sharing programs after the Severance Event, except as otherwise required by the generally-applicable terms of those programs.

         7. Change of Control Event: Either (i) any change in the composition of the Board of Directors of the Company resulting in a majority of the directors on the Commencement Date, or persons elected by or on the recommendation of a majority of the directors on such date, not constituting a majority of the Board of Directors; or (ii) a decision by the Board of Directors or the shareholders to liquidate substantially all the assets of the Company.

                                    EXHIBIT B

                             Arbitration Provisions

                  1. Any arbitration required under section 5(b) of this Agreement shall be administered by the American Arbitration Association ("AAA"), and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), as such Rules may be amended from time to time, with the hearing locale to be New York, New York, unless some other location and/or arbitrator are chosen by mutual consent of the Company and Meer.

                  2.  A  single  neutral   arbitrator  shall  preside  over  the
arbitration and decide the Dispute (the "Decision"). The AAA shall use its normal procedures pursuant to the Rules for selection of an arbitrator.

                  3. The Decision shall be binding, and the prevailing party may enforce such decision in any court of competent jurisdiction.

                  4. The parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and in this connection to furnish such documents and make available such persons as the Arbitrator may request.

                  5. The parties have selected arbitration in order to expedite the resolution of Disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

                  6. Without limiting any other remedies that may be available under applicable law, the Arbitrator shall have no authority to award punitive damages.

                  7. The Arbitrator shall render a Decision within ninety (90) days after accepting an appointment to serve as Arbitrator unless the parties otherwise agree or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

                  8. All proceedings and decisions of the Arbitrator shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any party or any Arbitrator without the prior written consent of all parties to the arbitration, except as may be required by law.

                  9. Each party shall bear its own costs and attorneys' fees, and the parties shall equally bear the fees, costs, and expenses of the Arbitrator and the arbitration proceedings; provided, however, that the Arbitrator may exercise discretion to award costs, but not attorneys' fees, to the prevailing party.